UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 16, 2008

KOPIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 John Hancock Road, Taunton, MA 02780
(Address of Principal Executive Offices)(Zip Code)

 Registrant's telephone number, including area code   (508) 824-6696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          Kopin Corporation issued a press release on May 19, 2008, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by this reference, in which it announced that on May 16, 2008 it received a NASDAQ Staff Determination letter indicating that the company is not in compliance with the NASDAQ continued listing requirements set forth in Marketplace Rule 4310(c)(14) because it did not timely filed its Quarterly Report on Form 10-Q for the first quarter ended March 29, 2008.

Kopin has delayed the filing of its Form 10-Q pending review of a recently filed Request for Mediation made by a customer of the Company.  In the Request for Mediation, the customer, a privately held company based in the European Union, makes claims relating to certain representations and actions of an employee of a subsidiary of Kopin.  Kopin is currently conducting an investigation relating to claims made in such Request for Mediation.

In the press release, Kopin said its common stock is subject to delisting at the opening of business on May 28, 2008, unless the Company requests a hearing in accordance with Nasdaq Marketplace Rules.  Kopin intends to request a hearing before a Nasdaq Listing Qualifications Panel to appeal the Nasdaq’s Staff determination, which will stay the delisting until the Nasdaq Listing Qualifications Panel has reached a decision. However, there can be no assurance that the Nasdaq Listing Qualifications Panel will grant the Company’s request for continued listing of its common stock.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits.

99.1  Kopin Corporation Press Release, dated May 19, 2008, announcing Kopin Corporation Receives Delinquency Notice from NASDAQ Due to Delay in Filing of Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 20, 2008
KOPIN CORPORATION

By: /s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated May 19, 2008 entitled “Kopin Corporation Receives Delinquency Notice from NASDAQ Due to Delay in Filing of Form 10-Q”